UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2013 (February 21, 2013)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2013, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a letter agreement (each a “Letter Agreement” and, collectively, the “Letter Agreements”) with each of the investors in the March 5, 2012 registered direct offering (the “Investors”).

The Letter Agreements are related to subscription agreements, dated February 29, 2012, between the Investors and the Company (the “Subscription Agreements”), pursuant to which the Company obtained the right, subject to certain conditions, to require the Investors to purchase up to an aggregate maximum of 19 million additional shares of Common Stock from the Company during two option exercise periods, the first such option exercise period extending for the ten (10) Trading Days (as defined in the Subscription Agreement) beginning September 10, 2012 and the second such option exercise period extending for the ten (10) Trading Days beginning March 4, 2013 (the “Second Additional Sale Option”).

Pursuant to the Letter Agreements, the parties evidenced their mutual agreement that the Company would not exercise any portion of the Second Additional Sale Option. The Company chose not to exercise the Second Additional Sale Option because of its improved cash position and its desire to avoid stockholder dilution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: February 26, 2013	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer